Exhibit 10(g)













                                INTERCHANGE BANK

                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS



Article           Title                                                Page No.

    1             Name                                                       1

    2             Purpose and ERISA Statement                                1

    3             Definitions                                                2

    4             Operation and Administration                               6

    5             Eligibility for Participation                              7

    6             Participant Allocations                                    8

    7             Employer Allocations                                      10

    8             Maintenance, Deemed Investment and
                     Valuation of Accounts                                  11

    9             Funding Limitations                                       12

   10             Vesting                                                   13

   11             Withdrawal of Funds During Employment                     13

   12             Regulations Governing Distribution of
                     Benefits                                               15

   13             Death Benefits                                            18

   14             Beneficiary Designation                                   19

   15             Amendment and Termination                                 19

   16             General Provisions                                        21

                                INTERCHANGE BANK

                           DEFERRED COMPENSATION PLAN



Article 1

Name

The plan set forth herein shall be known as the Interchange Bank Deferred Compensation Plan.

Article 2

Purpose and ERISA Statement

2.1      Purpose

         The purpose of the Plan is

          (a) to acknowledge and reward key employees of the holding company of the Employer for their efforts on behalf of the Employer by maximizing their ability to save on a tax-deferred basis and providing such key employees those benefits that would have been available under qualified plans maintained by the Employer but have been curtailed by application of

               (i) the $14,000 (2005 limit) limitation placed on elective employee contributions;

               (ii) the $210,000 (2005 limit) maximum on compensation taken into account for all purposes under a qualified plan; and

               (iii) the limitation on annual additions to qualified  retirement plans,

               in accordance with Sections 402(g), 401(a) and 415(c), respectively, of the Internal Revenue Code (the "Code"), all of which limitations shall be adjusted annually for increases in the cost-of-living in accordance with Article 415(d) of the Code; and

               (iv) the  nondiscrimination  testing  requirements under Sections
                    401(k) and (m) of the Code.

          (b) to provide Anthony Abbate with additional benefits in an effort to approximate, to the extent possible and permissible under
               Section 409A, the benefits he shall no longer accrue after December 31, 2004 under the terms and provisions of the SERP.

2.2      ERISA Statement

          The plan is intended to constitute a nonqualified deferred retirement plan which, in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), is "unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees."

12/05                                       1

2.3      Section 409A Compliance

         The Plan is intended to comply with Section 409A.

Article 3

Definitions

For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. Wherever used, the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine and the singular shall include the plural and the plural shall include the singular.

3.1 "Account" shall mean the interest of a Participant in the Plan as represented by his accounts as designated below:

     (a) "Deferred Compensation Allocation Account" - Balance attributable to Participant allocations in accordance with the provisions of Section 6.1.

     (b) "Supplemental Savings Account" - Balance attributable to Employer allocations in accordance with the provisions of Section 7.1.

     (c) "Prior Pension Plan Account" - Balance attributable to Employer allocations in accordance with the provisions of Section 7.2.

     (d)  "Fixed  Allocation   Account"  -  Balance   attributable  to  Employer
          allocations in accordance with the provisions of Section 7.3.

3.2 "Beneficiary" shall mean the person or persons designated in accordance with Article 13 to receive any benefits under the Plan in the event of a Participant's death.

3.3 "Board of Directors" shall mean the full Board of Directors of Interchange Bank.

3.4 "Bonus Compensation" shall mean any cash remuneration paid to a Participant, excluding Regular Compensation, as a specific incentive bonus, profit-sharing or award, including Deferred Compensation Allocations made hereunder, the source of which is Bonus Compensation.

3.5 "Code" shall mean the Internal Revenue Code of 1986, as it may from time to time be amended or supplemented.

3.6 "Committee" shall mean the Board of Directors or the person or persons appointed by the Board of Directors to administer the Plan.

3.7  "Controlled or Affiliated Service Group" shall mean

     (a) "Controlled Group" - Any group of business entities under common control, including but not limited to proprietorships and partnerships, or a controlled group of corporations within the meaning of Sections 414(b), (c) and (o) of the Code

     (b) "Affiliated Service Group" - Any group of business entities within the meaning of Section 414(m) of the Code.

12/05                                       2

3.8 "Determination Date" shall mean the Valuation Date next subsequent to the date on which the Participant's termination of employment occurs.

3.9 "Disability" or "Disabled" shall mean any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and for which the Participant is receiving benefits under the disability provisions of the Social Security Act and

          (i) renders the Participant unable to engage in any substantial gainful activity; or

          (ii) for  which  the   Participant  has  been  in  receipt  of  income
               replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

     Any Disability  determination shall be made in accordance with the rules of
     Section 409A.

3.10 "Effective Date" shall mean January 1, 2005.

3.11 "Eligible Employee" shall mean an Employee who is designated for eligibility in the Plan by the Committee in accordance with Section 4.2. Only a select group of highly compensated senior management employees may be eligible.

3.12 "Employee"  shall mean a person who is employed by the  Employer  and falls
     under  the  usual  common  law  rules   applicable   in   determining   the
     employer-employee relationship.

3.13 "Employer" shall mean Interchange Bank, or any affiliate, subsidiary or associate company which shall adopt the Plan for its employees with the approval of Interchange Bank, including any successor to the Employer as a result of a statutory merger, purchase of assets or any other form of reorganization of the business of the Employer.

3.14 "Employer and its Affiliates" shall mean the Employer and any other business entity in a Controlled or Affiliated Service Group which includes the Employer.

3.15 "Participant" shall mean any Employee who is participating in the Plan in accordance with the provisions herein set forth.

3.16 "Plan" shall mean the Interchange Bank Deferred Compensation Plan as it may be amended from time to time.

3.17 "Plan Year" shall mean a period of 12 consecutive months commencing on the Effective Date and each January 1 thereafter.

3.18 "Qualified Plan" shall mean the Interchange Bank Capital Investment Plan as it may be amended from time to time.

3.19 "Regular Compensation" shall mean the Participant's wages for the Plan Year paid by the Employer of the type reported in box 1 of Form W-2. Such wages shall include amounts within the meaning of Section 3401(a) of the Code plus any other amounts paid to the Participant by the Employer for which the Employer is required to furnish a written statement under Section 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to any rules that limit the amount required to be reported based on the nature or location of the employment or services

12/05                                       3
     performed,

     (a)  exclusive of

          (i)  Bonus Compensation;

          (ii) severance pay;

          (iii) nonqualified plan payments; and

          (iv) welfare   benefits,   fringe   benefits   (cash  and   non-cash),
               reimbursements  of other expense  allowances and moving expenses;
               and

     (b)  inclusive of

          (i) any amounts deferred under any nonqualified plan, including the Plan; and

          (ii) the amount of any contributions made by the Employer under any salary reduction or similar arrangement to a qualified deferred compensation, pension or cafeteria plan, contributions to a simplified employee pension plan described in Section 408(k) of the Code.

3.20 "Section 409A" shall mean Section 409A of the Code, as the same may be amended from time to time, and any successor statute to such section of the Code. References to Section 409A or any requirement under Section 409A, as the same may be interpreted, construed or applied to this Plan at any particular time, shall be deemed to mean and include, to the extent then applicable and then in force and effect (but not to the extent overruled, limited or superseded), published rulings and similar announcements issued by the Internal Revenue Service under or interpreting Section 409A, regulations issued by the Secretary of the Treasury under or interpreting
     Section 409A, decisions by any court of competent jurisdiction involving a Participant or a beneficiary and any closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, all as determined by the Plan Administrator in good faith, which determination may (but shall not be required to) be made in reliance on the advice of such tax counsel or other tax professional(s) with whom the Plan Administrator from time to time may elect to consult with respect to any such matter.

3.21 "SERP" shall mean the Interchange Bank Supplemental Executives' Retirement Plan.

3.22 "Specified Employee" shall mean an individual who meets the definition of "key employee" as defined in Code section 416(i) without regard to Code section 416(i)(5)). For purposes of the Plan, the Participant is a key employee if he meets the requirements of Code section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5)) at any time during the 12-month period ending on an identification date. If the Participant is a key employee as of an identification date, the person is treated as a Key Employee for the 12-month period beginning on the first day of the fourth month following the "identification date". For purposes of the Plan, the identification date shall be December 31 unless and until changed.

3.23 "Termination of Employment" shall mean the Participant's separation from service from the Employer and its Affiliates. However, for purposes of this definition,

12/05                                       4

          (i) the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, so long as the Participant's right to reemployment with the service recipient is provided either by statute or by contract. If the period of leave exceeds six months and the Participant's right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

          (ii) whether a termination of employment has occurred is determined based on the facts and circumstances. Where the Participant employee either actually or purportedly continues in the capacity as an employee, such as through the execution of an employment agreement under which the Participant agrees to be available to perform services if requested, but the facts and circumstances indicate that the employer and the Participant did not intend for the Participant to provide more than insignificant services for the employer, the Participant will be treated as having a separation from service for purposes of the Plan. For purposes of the preceding sentence, the Employer and the Participant will not be treated as having intended for the Participant to provide insignificant services where the Participant continues to provide services as an employee at an annual rate that is at least equal to 20 percent of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is at least equal to 20 percent of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period). Where the Participant continues to provide services to the Employer in a capacity other than as an employee, a separation from service will not be deemed to have occurred for purposes of the Plan if the Participant is providing services at an annual rate that is 50 percent or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is 50 percent or more of the annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period). For purposes of this paragraph (ii), the annual rate of providing services is determined based upon the measurement used to determine the Participant's base compensation (for example, amounts of time required to earn salary, hourly wages, or payments for specific projects).

3.24 "Total Compensation" shall mean the sum of the Participant's Regular Compensation and Bonus Compensation.

3.25 "Valuation Date" shall mean the last day of each December of a Plan Year and such other dates as the Committee may determine from time to time.

3.26 "Year of Service" shall mean a full year of service determined in accordance with the terms and provisions of the Qualified Plan.

12/05                                       5

Article 4

                    Operation and Administration of the Plan

4.1  Organization of the Committee

     (a) The Board of Directors shall serve as the Committee to administer the Plan or shall appoint a Committee to administer the Plan, who, upon acceptance of such appointment, shall serve at the pleasure of the Board of Directors. Any member may resign by delivering his written resignation to the Board of Directors and to the Committee. Vacancies in the Committee arising from resignation, death, or removal shall be filled by the Board of Directors.

     (b) The Committee shall act by a majority of its members unless unanimous consent is required by the Plan or by unanimous approval of its members if there are two or less members in office at the time. In the event of a Committee deadlock, the Committee shall determine the method for resolving such deadlock. No Committee member shall act upon any question pertaining solely to himself, and the other member or members shall make any determination required by the Plan in respect to such member.

     (c) The Committee may, by unanimous consent, delegate specific authority and responsibilities to one or more of its members. The member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated authority and responsibilities. Committee members not so designated shall be relieved from liability for any act or omission resulting from such delegation.

4.2  Committee's Discretion

     The Committee shall, by written action, designate those Employees, if any, who are to be Eligible Employees for purposes of Article 5. The Committee shall designate Eligible Employees from those Employees who it determines to be potentially affected by application of the limits described in Paragraphs (a) through (d) of Article 2 for the Plan Year of reference.

4.3 Authority and Responsibility

     The Committee shall have full authority and responsibility to interpret and construe the Plan and determine all questions of the status and rights of the Participants and the amounts of their allocations. Its interpretation, construction or determination, as the case may be, shall be final and conclusive on both the Employer and the Participants and their respective successors, assigns, personal representatives and Beneficiaries. Such authority and responsibility shall include, but shall not be limited to, the following:

     (a) appointment of qualified accountants, consultants, administrators, counsel, appraisers, or other persons it deems necessary or advisable, who shall serve the

12/05                                       6

          Committee as advisors only and shall not exercise any discretionary authority, responsibility or control with respect to the management or administration of the Plan;

     (b) determination of all benefits, and resolution of all questions arising from the administration, interpretation and application of the Plan;

     (c)  adoption of forms and regulations for the administration of the Plan;

     (d) remedy of all inequity resulting from incorrect information received or communicated, or of administrative error;

     (e) settlement or compromise of any claims or debts arising from the operation of the Plan and the commencement of any legal actions or administrative proceeding.

4.4  Records and Reports

     The Committee shall keep a record of its proceedings and acts and shall keep books of account, records and other data necessary for the proper administration of the Plan.

     Following the end of each Plan Year, the Committee shall provide each Participant with a detailed statement of his Account, including all transactions affecting his Account during the year, and reflecting the most recent valuation of his Account.

4.5  Required Information

     The Employer, Participants or Beneficiaries entitled to benefits shall furnish forms and any relevant information or evidence as requested by the Committee for the proper administration of the Plan. Failure on the part of any Participant or Beneficiary to comply with such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits until the information or evidence requested is received.

4.6  Payment of Expenses of Plan

     The expenses of the Committee in connection with the administration of the Plan shall be the responsibility of the Employer.

4.7 Indemnification

     The Employer shall indemnify and hold the members of the Committee harmless against liability incurred in the administration of the Plan, except for the gross negligence or willful misconduct of any member.

Article 5

Eligibility for Participation

5.1 Initial Eligibility

     (a) Each Eligible Employee on the Effective Date will be eligible to participate in the

12/05                                       7

          Plan as of such date.

     (b) Each other Eligible Employee will be eligible to participate in the Plan as of the January 1, April 1, July 1 or October 1 following the attainment of his status as an Eligible Employee in accordance with
          Section 4.2.

5.2 Voluntary Participation

     Participation in the Plan by Eligible Employees is entirely voluntary. As further specified in Section 6.2, an Eligible Employee must sign an election form and submit the signed form to the Committee before the date he elects to become a Participant of the Plan.

5.3 Committee Rules and Regulations

     The Committee shall, through the adoption of a set of written rules and regulations, provide for methods used in advising an Eligible Employee of his eligibility in the Plan, and all forms necessary for the Eligible Employee to elect to participate.

5.4 Cessation of Participation

     (a) For purposes of Articles 6, 7 and 11, an individual shall cease to be a Participant on the earliest of:

          (i)  the date on which he ceases to be an Eligible Employee;

          (ii the date on which his employment with the Employer is terminated; and

          (iii) the date on which the Plan terminates.

     (b) For all other plan purposes, an individual shall cease to be a Participant on the date the total vested value of his Account has been paid.

Article 6

Participant Allocations

6.1 Deferred Compensation Allocations

     (a) Until the date of his cessation of participation in accordance with Subsection 5.4(a),

          (i) as of the first payroll period in April of 2006 or, if later, when first eligible or any January 1 thereafter, a Participant may elect to voluntarily defer a portion of his Regular Compensation through pay reduction each payroll period of the Plan Year of reference in an amount equal to no less than 1% nor more than 20%, in whole percentages, of that portion of his Regular Compensation attributable to such payroll period.

          (ii) subject to Subsection (e), as of June 30, 2006 or, if later, when first eligible any June 30 thereafter, a Participant may elect to voluntarily defer a portion of his Bonus Compensation by authorizing the Employer to reduce the

12/05                                       8
               portion of his Bonus Compensation above the "designated level" by a fixed percentage of no less than 1% nor more than 100%, in whole percentages, for a current Plan Year.

               For purposes of the foregoing, "designated level" shall mean the dollar amount specified by the Participant prior to the Plan Year of reference.

               Such elections will result in corresponding amount(s) being credited to his Accounts, in accordance with Section 8.1 and must be evidenced by filing the applicable form with the Committee.

     (b) A Participant's Deferred Compensation Allocations made in accordance with Subsection (a) shall take the form of before tax deferrals to the Participant's Deferred Compensation Allocation Account. In the event that a Participant's Regular Compensation should increase or decrease during the Plan Year, his allocations shall automatically be adjusted to reflect such change.

     (c) Notwithstanding the foregoing, a Participant may not make contributions to this Plan during any period for which contributions must be suspended in accordance with regulation section
          1.401(k)-1(d)(2)(iii)(B)(3) of the Code, as a condition of the Participant's receipt of a hardship withdrawal from any plan of the Employer which includes a qualified cash or deferred arrangement under section 401(k) of the Code.

     (d) The amount of Compensation that a Participant elects to defer shall be credited to the Participant's Accounts as soon as practicable, but no longer than 30 days following the date on which the Participant is paid the nondeferred portion of the compensation which is the source of the deferral.

     (e) The ability to wait until June 30 to make a deferral election with respect to Bonus Compensation shall only apply to the extent such Bonus Compensation meets the Section 409A definition of "performance-based compensation". In the event that the Bonus
          Compensation to be deferred fails to meet this definition, any election to defer such Bonus Compensation must be made prior to January 1 of the year to which the Bonus Compensation applies. For purposes of this Subsection (e), "performance-based compensation"

          (i) shall mean compensation where the amount of, or entitlement to, the compensation is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the service provider performs services. Organizational or individual performance criteria are considered preestablished if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established. Performance-based compensation may include payments based on performance criteria that are not approved by a compensation committee of the board of directors (or similar entity in the case of a non-corporate service recipient) or by the stockholders or members of the service recipient. Notwithstanding the foregoing, performance-based compensation does not include any amount or portion of any amount that will be paid either

12/05                                       9
               regardless of performance, or based upon a level of performance that is substantially certain to be met at the time the criteria is established. Compensation is not performance-based compensation merely because the amount of such compensation is based on the value of, or increase in the value of, the service recipient or the stock of the service recipient; and

          (ii) may include payments based upon subjective performance criteria, provided that

               (A) the subjective performance criteria relate to the performance of the Participant, a group of service providers that includes the Participant, or a business unit for which the Participant provides services (which may include the entire organization); and

               (B) the determination that any subjective performance criteria have been met is not made by the Participant or a family member of the Participant (as defined in Internal Revenue Code Section 267(c)(4) applied as if the family of an individual includes the spouse of any member of the family), or a person under the supervision of the Participant or such a family member, or where any amount of the compensation of the person making such determination is controlled in whole or in part by the Participant or such a family member.

6.2 Forms Required

     A Participant shall elect to contribute on forms and in the manner prescribed by the Committee. A new election must be made prior to each Plan Year for which the Participant is eligible to participate in the Plan, even if the Participant does not elect to contribute for such Plan Year.

6.3 Irrevocable Election

     A Participant may not modify or discontinue his allocations for a Plan Year after the first day thereof.

Article 7

Employer Allocations

7.1 Supplemental Savings

     Participants whose Matching Employer Contributions or Fixed Employer Contributions under the Qualified Plan are limited by the application of Sections 401(a)(17), 402(g), or 415 of the Code shall be entitled to receive the excess, if any, of (a) over (b):

     (a) the amount of Matching Employer Contributions and/or Fixed Employer Contributions which would have been made on behalf of a Participant pursuant to Section 3.5 of the Qualified Plan had (i) the limitations of Section 415 of the Code

12/05                                       10
          imposed on allocations  under the Qualified Plan not been  applicable,
          (ii) the limitations imposed by Section 401(a)(17) of the Code on the amount of the Participant's compensation that may be included in the term "compensation" under the Qualified Plan not been applicable; and
          (iii) the limitation on the amount of Section 401(k) elective deferrals imposed by Section 402(g) of the Code not been applicable.

     (b) the amount of Matching Employer Contributions and Fixed Employer Contributions actually made on behalf of the Participant to the Qualified Plan.

7.2 Prior Pension Plan Allocation

     For the 2005 calendar year, Anthony Abbate shall receive a one-time allocation equal to the present value of the 2005 defined benefit accrual he would have received under the terms and provisions of the SERP had such plan not been frozen effective December 31, 2004.

     Such present value shall be determined as of December 31, 2005 in accordance with the lump sum factors set forth in the Interchange Bank Pension Plan.

7.3 Fixed Allocations

     An annual fixed allocation of $10,000 will be automatically made to the plan on behalf of Anthony Abbate as of January 1st of each year commencing with the 2005 plan year.

Article 8

Maintenance, Deemed Investment and Valuation of Accounts

8.1 Maintenance of Accounts

     The Committee shall establish and maintain a separate accounting in the name of each Participant, to which it shall credit all amounts allocated in accordance with Articles 6 and 7 and all imputed earnings as determined in accordance with Sections 8.4 and 8.5.

8.2 Deemed Earnings

     For purposes of valuing

     (a) each Participant's Deferred Compensation Allocation Account and Anthony Abbate's Fixed Allocation Account, investment experience shall be credited in accordance with the US 10-year Treasury rate in effect on the first business day of the Plan Year of reference. Such rate shall be determined at the sole discretion of the Committee and shall be communicated to participants before the deadline for making their deferral elections for the applicable Plan Year.

     (b) each Participant's Supplemental Savings Account and the Prior Pension Plan Account, investment experience will be credited with an estimated rate of investment return earned during the Plan Year by the portion of the Participant's total account balance

12/05                                       11
          under the Qualified Plan that is not invested in Employer stock. For purposes of determining deemed earnings for a Plan Year, or portion of Plan Year if applicable, the following formula will be used:

                       i = 2E / (A+B - E), where

               i =  the earnings rate for the measurement period.

               E = total investment earnings including capital gains and losses for the measurement period.

               A = the Participant's total account balance (excluding amounts invested in Employer stock) under the Qualified Plan as of the first day of the measurement period.

               B = the Participant's total account balance (excluding amounts invested in Employer stock) under the Qualified Plan as of the last day of the measurement period.

8.3 Valuation of Accounts

     (a) Participant Accounts shall be valued as of each Valuation Date based on the rate of return reflective of the Deemed Earnings credited in accordance with Section 8.2.

     (b) Participant Accounts may also be valued as of any other date as the Committee may authorize for (i) the purpose of determining the Account of any Participant entitled to payment of benefits or (ii) any other reason the Committee deems appropriate.

8.4 Allocation of Earnings and Expenses

     (a) On the basis of the valuation as of a Valuation Date, the Accounts of all Participants shall be (i) adjusted to reflect deemed investment earnings such as interest, dividends, realized and unrealized investment profits and losses and (ii) directly adjusted to reflect all other applicable transactions during the Plan Year attributable to such Accounts including, but not limited to, any allocations or distributions.

     (b) In addition to its allocations, the Employer shall pay all the administrative expenses of the Plan and all fees and retainers of the Plan's accountants, counsel, consultant, administrator or other specialist so long as the Plan remains in effect.

Article 9

Funding Limitations

9.1 Benefit Status

     (a)  All benefits under the Plan are unfunded obligations of the Employer.

     (b) At no time shall a Participant or the Participant's Beneficiary have any right, title or interest in or to any specific fund or assets of the Employer.

12/05                                       12

     (c) As to any claim for benefits under the Plan, the Participant or the Participant's Beneficiary shall be a creditor of the Employer in the same manner as any other creditor having a general claim for unpaid compensation.

9.2 Investment and Benefit Payment Obligation of the Employer

     (a) Nothing contained herein shall require the Employer to set aside or earmark any monies or other assets specifically for payments under the Plan.

     (b) The Employer shall not be obligated to purchase or maintain any asset, and any reference to investments is solely for the purpose of computing the value of benefits.

     (c) Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Employer and the Plan Participants or any other persons, or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Employer.

     (d) Benefits are payable as they become due irrespective of any actual investments the Employer may make to meet its obligations.

Article 10

Vesting

10.1 Upon Termination of Employment

     Upon his Termination of Employment, a Participant shall have a 100% vested interest in his Account.

10.2 Upon Death

     Upon the death of a Participant prior to Retirement or other Termination of Employment, such Participant's Beneficiary shall be entitled to a 100% vested interest in the Participant's Account.

10.3 Upon Disability

     Upon  the  Disability  of  a  Participant   prior  to  his  Termination  of
     Employment, such Participant's Beneficiary shall be entitled to a 100% vested interest in the Participant's Account.

Article 11

Withdrawal of Funds During Employment

11.1 Financial Hardship Rules

     (a) The Committee, solely in its discretion and in accordance with the provisions of this Article, may permit Participants to withdraw funds from the Plan.

12/05                                       13

     (b) A withdrawal may be made only if it is on account of an unanticipated emergency caused by an event beyond the Participant's control that results in a severe and immediate financial need, known hereafter as a "Financial Hardship".

          The following unanticipated emergencies shall be recognized as causing a Financial Hardship:

          (i) a sudden and unexpected illness or accident of the Participant or of one of the Participant's dependents, as defined in Article 152(a) of the Internal Revenue Code of 1986;

          (ii) loss of the Participant's property due to casualty; or

          (iii) any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

          Circumstances that shall not be deemed to meet the above "Financial Hardship" definition shall include, but not be limited to, the need to send any children of the Participant to college and the desire to purchase a home.

     (c) The circumstances that shall constitute an unforeseeable emergency shall depend upon the facts of each request, but, in any case, the Participant must provide the Committee with a signed written statement certifying that the Financial Hardship cannot be relieved

          (i)  through reimbursement of compensation by insurance or otherwise,

          (ii) by reasonable liquidation of such Participant's assets, including those of his spouse and minor children if they are reasonably available to him,

          (iii) by discontinuance of allocations to this Plan or contributions to the Qualified Plan, or

          (iv) by other distributions or loans from the Qualified Plan or loans from commercial sources on reasonable commercial terms.

     (d) The amount of such Financial Hardship withdrawal may not exceed the amount required to meet the specified need, including amounts necessary to pay Federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

11.2 General Rules

     (a)  Only one withdrawal will be permitted during any Plan Year.

     (b) A written request for a withdrawal must be submitted to the Committee at least 30 calendar days prior to the withdrawal date, or at such other time as the Committee shall determine.

12/05                                       14

     (c) If a withdrawal is requested as of any date other than the day after a Valuation Date, no investment earnings will be credited on the amount withdrawn for the period from the last Valuation Date to the date specified for the withdrawal.

Article 12


Regulations Governing Distribution of Benefits

12.1 Benefit Commencement Date

     (a) Subject to Subsections (b) and (c), distribution of benefits as the result of the Participant's Termination of Employment for any reason will commence as soon as administratively possible following the Plan's December 31st valuation subsequent to the date of his Termination of Employment, death or Disability.

     (b) Subject to Paragraph (b), in lieu of having benefits paid at the time described in Paragraph (a), the Participant may elect to have all or any portion of his account paid at a future date even if he is still employed as of such date. Such designation must specify the calendar year in which the payment is requested to be made and must be made in writing and submitted to the Plan Administrator at the time of the Participant's initial election to participate.

          Participants may elect a change the date originally selected for payment, provided the election is made at least one year prior to such date and the change election defers payments of the benefit for at least five additional years from the date originally selected for payment.

     (c) In the event that the Employer's stock is publicly traded on an established securities market or otherwise at the time of a distribution of benefits to any specified Employees, such distribution may be made no earlier than six months after their date of termination for reasons other than death or Disability.

12.2 Method of Distribution

     Distribution of benefits attributable to the Participant's Accounts shall be in one of the following forms at the Participant's election, subject to the rules set forth in Section 12.4.

     (a)  A single lump sum.

     (b) Substantially equal annual installments over a period of not less than 2 nor more than 10 full years.

12.3 Determination of Benefits

     (a) In the event that the Participant elects to have his benefits distributed in accordance with Subsection 12.2(a), he shall receive a single lump sum equal to the total vested value of his Account determined as of his Determination Date.

     (b) In the event that the Participant elects to have his benefits distributed in accordance with Subsection 12.2(b), the

12/05                                       15

          (i)  amount of the first payment  shall be  determined by  multiplying
               the  vested  value  of  the  Participant's   Account  as  of  his
               Determination Date by a fraction,

               (A) the denominator of which equals the number of years over which the benefits are to be paid; and

               (B)  the numerator of which is one.

          (ii) amounts of the payments for each succeeding year shall be determined by multiplying the vested value of the Participant's Account as of the applicable anniversary of his Determination Date by a fraction,

               (A) the denominator of which equals the number of remaining years over which the benefits are to be paid; and

               (B)  the numerator of which is one.

12.4 Election of Form of Benefit Payment

     (a) A Participant shall elect the form in which his benefits are payable in accordance with Section 12.2. Separate elections shall be made with respect to the form in which benefits shall be distributed upon the occurrence of the following events:

          (i)   voluntary termination, including Retirement;

          (ii)  involuntary termination, excluding Disability and death;

          (iii) Disability;

          (iv) death (such election shall not apply to any death benefit payable in accordance with Article 13); and

          (v)   a specified date selected in accordance with Subsection 12.1(b).

          Such elections must be made when the Participant makes his initial election to participate in the Plan in accordance with Article 5.

     (b) Notwithstanding the foregoing, the Participant may elect to change the form(s) elected in accordance with Subsection (a), provided such new election is made at least one full calendar year prior to the Participant's Termination of Employment and results in the benefits affected by such election being deferred for at least an additional five years from the date they would have otherwise been paid.

     (c) Any election made pursuant to this Article shall be made on forms and in the manner prescribed by the Committee and shall be irrevocable, except as provided in Subsection (b).

12/05                                       16

12.5 Claim Procedure For Benefits

     (a) Any request for specific information with respect to benefits under the Plan must be made to the Committee in writing by a Participant or his Beneficiary. Oral communications will not be recognized as a formal request or claim for benefits.

     (b) The Committee shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, (i) setting forth the specific reasons for such denial; specific references to pertinent plan provisions; a description of any material and information which had been requested but not received by the Committee; and, (ii) advising such Participant or Beneficiary that any appeal of such adverse determination must be in writing to the Committee, within such period of time designated by the Committee but, until changed, not more than 60 calendar days after receipt of such notification, and must include a full description of the pertinent issues and basis of such claim.

     (c) If the Participant or Beneficiary fails to appeal such action to the Committee in writing within the prescribed period of time, the Committee's adverse determination shall be final.

     (d) If an appeal is filed with the Committee, the Participant or Beneficiary shall submit such issues he feels are pertinent and the Committee shall reexamine all facts, make a final determination as to whether the denial of benefits is justified under the circumstances, and advise the Participant or Beneficiary in writing of its decision and the specific reasons on which such decision was based, within 60 calendar days of receipt of such written request, unless special circumstances require a reasonable extension of such 60-day period.

12.6 Substitute Payee

     Subject to Section 16.7, if a Participant or Beneficiary entitled to receive any benefits hereunder is in his minority, or is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting any distribution, the Committee may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Committee, is then maintaining or has custody of the payee.

12.7 Satisfaction of Liability

     After all benefits under the Plan have been distributed in full to a Participant or to his Beneficiary, all liability of the Plan to such Participant or to his Beneficiary shall cease.

12.8 Nonassignability

     (a) Except as otherwise provided in Subsection (b), no right or claim to any benefit hereunder will be assignable by any Participant or Beneficiary, nor subject to garnishment, attachment, execution or levy of any kind and no part of the amounts payable hereunder or any insurance policy referred to herein shall be subject to seizure by any creditor of the Participant, his spouse or any other beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency  or death of the  Participant,  his  spouse,

12/05                                       17
          or any other beneficiary hereunder. Any attempt to assign, transfer, pledge, encumber, commute or anticipate payment of benefits hereunder will be void.

     (b) Notwithstanding Subsection (a), the Plan shall permit a distribution that is necessary to

          (i) fulfill a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code or a distribution;

          (ii) comply with a "certificate of divestiture" as defined in Section 1043(b)(2) of the Code (relating to the divestiture by certain public officials of certain assets to avoid conflicts of interest);

          (iii)pay the Federal Insurance Contributions Act (FICA) tax imposed under Section 3101, Section 3121(a) and Section 3121(v)(2) of the Code, where applicable, on compensation deferred under the arrangement (the FICA Amount).

          (iv) pay the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes. However, the total payment under Subparagraph
               (iii) and this Subparagraph (iv) must not exceed the aggregate of the FICA Amount, and the income tax withholding related to such FICA Amount

          (v) pay any taxes due as a result of the Plan failing to meet the requirements of Section 409A. Any such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A.

Article 13


Death Benefits

13.1 Special Pre-Retirement Death Benefit

     (a) In the event that Anthony Abbate dies while still employed by the Bank, his Beneficiary shall be entitled to a special pre-retirement death benefit in addition to any other benefits payable from the Plan. Such benefit shall equal the excess (if any) of the amount described in Subsection (i) over the amount described in Subsection (ii):

          (i)  $345,000;

          (ii) the sum of (A) plus (B) below:

               (A) the value of his Prior Life Insurance Policy Account under the SERP

12/05                                       18
                    as of the date of his death; plus

               (B) the value of his Fixed Allocation Account as of the date of his death.

     (b) Payment of the amount described in Subsection (a) shall be made in the form of a single lump sum and will not be affected by any election made by Anthony Abbate in accordance with the Section 12.4.

13.2 Post-Retirement Death Benefits

     In the event that Anthony Abbate dies after his Termination of Employment from the Bank, the special pre-retirement death benefit described in
     Section 13.1 shall not be payable and his Beneficiary shall only be entitled to the remainder, if any, of the benefit payments to which such Participant was entitled under Article 12.

Article 14


Beneficiary Designation


14.1 Each Participant, upon becoming eligible for participation in the Plan, may designate a Beneficiary to receive the benefits payable in the event of his death, and designate a successor Beneficiary to receive any benefits payable in the event of the death of any other Beneficiary.

14.2 A Participant may change his Beneficiary at any time. All Beneficiary designations and changes shall be made on an appropriate form as designated by the Committee and filed with the Committee.

14.3 If no person shall be designated by the Participant, or if the designated Beneficiary shall not survive the Participant, payment of his interest shall be made to the Participant's estate.

Article 15


Amendment and Termination


15.1 Amendment

     (a) The Plan may be amended or otherwise modified by the Board of Directors, in whole or in part, either retroactively or prospectively, provided that no amendment or modification shall, with respect to allocations already credited,

          (i)  change the amount of allocations under Article 6 or Article 7;

12/05                                       19

          (ii) change the method  for  valuing  the  Participant  Account  under
               Article 8;

          (iii) increase the vesting requirements under Article 10.

     (b) Notwithstanding the foregoing, the Plan may be amended or otherwise modified by the Board of Directors, in whole or in part, either retroactively or prospectively, in a manner which does not conform to the requirements of Subsection (a), provided that the written consent of each adversely affected Participant is obtained prior to such amendment or modification.

15.2 Termination

     During the lifetime of the Participant, this Plan may be amended by the Board at any time or times, in whole or in part, only by the mutual written agreement of the Participant and the Board. Although the Employer expects to continue the Plan indefinitely, it expressly reserves the right to terminate it in whole or in part at any time by an instrument in writing delivered to the Participant, effective on the date specified in such instrument, provided, however, that the Participant's accrued benefit, calculated as of the time of such termination, will not be reduced without the Participant's consent, and will remain payable in accordance with
     Section 3. at the same time and in the same form as would have been applicable in the event that termination of the Plan had not occurred. Earlier payment of benefits under the Plan upon termination of the Plan shall be permitted at the discretion of the Employer only in the event that such accelerated payment is made in accordance with one of the following:

     (a) within 12 months of a corporate dissolution taxed under section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. ss.503(b)(1)(A), provided that the amounts deferred under the Plan are included in the participants' gross incomes in the latest of

          (i)   The calendar year in which the Plan termination occurs;

          (ii) The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

          (iii) The first calendar year in which the payment is administratively practicable.

     (b) under the terms of the arrangement to terminate the arrangement within the 30 calendar days preceding or the 12 months following a change in control event (as defined in ss.1.409A-3(g)(5)(i)) of the proposed regulations. For purposes of the Plan, an arrangement will be treated as terminated only if all substantially similar arrangements sponsored by the Employer are terminated, so that the Participant in the arrangement and all Participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of termination of the arrangements.

     (c)  provided that

          (i) all arrangements sponsored by the Employer that would be aggregated with any terminated arrangement under ss.1.409A-1(c) of the proposed regulations if the Participant participated in all of the arrangements are terminated;

12/05                                       20

          (ii) No payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements;

          (iii) All payments are made within 24 months of the termination of the arrangements; and

          (iv) The Employer does not adopt a new arrangement that would be aggregated with any terminated arrangement under ss.1.409A-1(c) of the proposed regulations if the same Participant participated in both arrangements, at any time within five years following the date of termination of the arrangement.

     (d)  Such other events and conditions as the  Commissioner  of the Internal
          Revenue  Service  may  prescribe  in  generally   applicable  guidance
          published in the Internal Revenue Bulletin.

Article 16


General Provisions

16.1 Limitation of Rights

     Neither the establishment of the Plan, nor any modification thereof, nor the creation of an account, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary, or any other person whomsoever, any legal or equitable right against the Employer or the Committee unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Committee in accordance with the terms and provisions of the Plan; or as giving any Participant the right to be retained in the service of the Employer, and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

16.2 Construction of Agreement

     The Plan shall be construed according to the laws of the State of New Jersey, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of New Jersey except where preempted by Federal law.

16.3 Severability

     Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

16.4 Titles and Headings

     The titles and headings of the Articles in this instrument are for convenience of reference only and, in the event of any conflict, the text rather than such titles or headings shall control.

12/05                                       21

16.5 Binding Upon Successors

     The liabilities under the Plan shall be binding upon any successor or assign of the Employer and any purchaser of the Employer or substantially all of the assets of the Employer.

16.6 Separate Plan

     Benefits contained herein are a matter of separate agreement and not in lieu of salary or any other compensation for services.

16.7 Incapacity

     If, in the opinion of the Board or Committee, the Participant is unable to care for his affairs because of illness, accident or any other reason at the time benefits are payable under the terms of the Plan, any payment due the Participant, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some party who, in the opinion of the Board or Committee, has incurred expense for such person. Any such payments shall be payments for the account of such person and shall be a complete discharge of the Employer's liability under the Plan.

16.8 Misstated Information

     If any information has been misstated on which the Participant's benefit under the Plan was based, such benefit shall not be invalidated but the amount of the benefit shall be adjusted to the proper amount as determined on the basis of the correct information. Overpayments, if any, with interest as determined by the Administrator shall be charged against any payments accruing with respect to the Participant. The Administrator reserves the right to require proof of age of any person entitled to a benefit under this Plan.

16.9 Tax Withholding

     The Employer shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Employer under applicable law with respect to any amount payable under the Plan.

12/05                                       22